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                                                                    EXHIBIT 10.5

Prepared By and
after Recording Return To:
Wayne H. Brogelman
Foley & Lardner
777 E. Wisconsin Avenue
Milwaukee, Wisconsin 53202
















___________________[SPACE ABOVE THIS LINE FOR RECORDING DATA]___________________

                                  DEED OF TRUST


DEFINITIONS

Words used in multiple sections of this document are defined below and other words are defined in Sections 3, 11, 13, 18, 20 and 21. Certain rules regarding the usage of words used in this document are also provided in Section 16.

(A) "Security Instrument" means this document, which is dated August 31, 2000, together with all Riders to this document.









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(B) "BORROWER" is Alterra Healthcare Corporation, the trustor under this
Security Instrument.
(C) "LENDER" is Firstar Bank, N.A. a national Banking Association, Lender's address is 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202. Lender is the beneficiary under this Security Instrument.
(D) "TRUSTEE" is Chicago Title Insurance Company.
(E) "NOTE" means collectively each and all of the following:
         1. Term Note executed by Borrower under date of August 31, 2000 payable to Lender in the principal amount of Five Million and No/100th Dollars ($5,000,000.00) plus interest. Borrower has promised to pay this debt in full not later than August 31, 2001 ("Term Note").
         2. Revolver Note executed by Borrower under date of August 31, 2000 payable to Lender in the principal amount of Five Million and No/100th Dollars ($5,000,000.00) plus interest. Borrower has promised to pay this debt in full not later than August 31, 2001 ("Revolver Note"). Monies advanced under the Revolver Note may be repaid and reborrowed on a revolving basis during the term of the Revolver Note, with any monies so readvanced by Lender to be considered obligatory advances by Lender fully secured by this Security Instrument.
         3. Term Note executed by Heartland Retirement Services - Kaukauna Associates LLC ("Kaukauna Maker") under date of July 14, 1995 and amended under date of June 14, 2000 payable to Lender in the principal amount of $453,633.00 plus interest. Kaukauna Maker has promised to pay this debt in regular Periodic Payments and to pay this debt in full not later than July 14, 2003 ("Kaukauna Note").
         4. Term Note executed by Heartland Retirement Services - New London Associates LLC ("New London Maker") under date of July 14, 1995 and amended under date of June 14, 2000 payable to Lender in the principal amount of $487,167.00 plus interest. New London Maker has promised to pay this debt in regular Periodic Payments and to pay this debt in full not later than July 14, 2003 ("New London Note").
         5. Term Note executed by Heartland Retirement Services - Shawano Associates LLC ("Shawano Maker") under date of July 14, 1995 and amended under date of June 14, 2000 payable to Lender in the principal amount of $453,633.00 plus interest. Shawano Maker has promised to pay this debt in regular Periodic Payments and to pay this debt in full not later than July 14, 2003 ("Shawano Note").
         6. Term Note executed by Heartland Retirement Services - Clintonville Associates LLC ("Clintonville Maker") under date of July 14, 1995 and amended under date of June 14, 2000 payable to Lender in the principal amount of $455,811.07 plus interest. Clintonville Maker has promised to pay this debt in regular Periodic Payments and to pay this debt in full not later than July 14, 2003 ("Clintonville Note").
         7. All existing Standby Letter of Credit Applications and Agreements between Firstar Bank Milwaukee, N.A., now known as Firstar Bank, N.A., as Bank and Alternative Living Services Inc., now known as Alterra Healthcare Corporation, or Alterra Healthcare Corporation as Customer and all monies drawn or available to be drawn as a result of the existing letter of credit issued thereunder (except monies advanced in connection with letters of credits numbered S104124 and S104273), in the current principal amount of $3,536,066.49, plus interest and fees incurred in connection therewith, which monies are due and payable on demand ("Letter of Credit Notes").


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         8. All the Borrower's debts, liabilities, obligations, covenants, warranties, and duties to Lender (plus its affiliates including any credit card debt due Firstar Bank U.S.A., N.A. but specifically excluding any type of consumer credit), whether now or hereafter existing or incurred, whether liquidated or unliquidated, .... whether such Obligations arise out of existing or future credit granted by Lender ("Other Notes").
(F) "PROPERTY" means the property that is described below under the heading "Transfer of Rights in the Property. "
(G) "LOAN" means the debt evidenced by the Note, plus interest, any prepayment charges and late charges due under the Note, and all sums due under this Security Instrument, plus interest.
(H) "RIDERS" is a term which is intentionally omitted herefrom.
(I) "APPLICABLE LAW" means all controlling applicable federal, state and local statutes, regulations, ordinances and administrative rules and orders (that have the effect of law) as well as all applicable final, non-appealable judicial opinions.
(J) "COMMUNITY ASSOCIATION DUES, FEES AND ASSESSMENTS" means all dues, fees, assessments and other charges that are imposed on Borrower or the Property by a condominium association, homeowners association or similar organization.
(K) "ELECTRONIC FUNDS TRANSFER" means any transfer of funds, other than a transaction originated by check, draft, or similar paper instrument, which is initiated through an electronic terminal, telephonic instrument, computer, or magnetic tape so as to order, instruct, or authorize a financial institution to debit or credit an account. Such term includes, but is not limited to, point-of-sale transfers, automated teller machine transactions, transfers initiated by telephone, wire transfers, and automated clearinghouse transfers.
(L) "ESCROW ITEMS" is a term which is intentionally omitted herefrom.
(M) "MISCELLANEOUS PROCEEDS" means any compensation, settlement, award of damages, or proceeds paid by any third party (other than insurance proceeds paid under the coverages described in Section 5) for (i) damage to, or destruction of, the Property, (ii) condemnation or other taking of all or any part of the Property, (iii) conveyance in lieu of condemnation or (iv) misrepresentations of, or omissions as to, the value and/or condition of the Property.
(N) "MORTGAGE INSURANCE" is a term which is intentionally omitted herefrom.
(O) "PERIODIC PAYMENT" means the regularly scheduled amount due for principal and interest under the Note.
(P) "RESPA" is a term which is intentionally omitted herefrom.
(Q) "SUCCESSOR IN INTEREST OF BORROWER" means any party that has taken title to the Property, whether or not that party has assumed Borrower's obligations under the Note and/or this Security Instrument.

TRANSFER OF RIGHTS IN THE PROPERTY

This Security Instrument secures to Lender: (a) the repayment of the Loan, and all renewals, extensions and modifications of the Note; and (b) the performance of Borrower's covenants and agreements under this Security Instrument and the Note. For this purpose, Borrower irrevocably grants and conveys to Trustee and Trustee's successors and assigns, in trust, with power of sale, the following described property:

         See Exhibit A attached hereto and incorporated herein.

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         TO HAVE AND TO HOLD this property unto Trustee and Trustee's successors and assigns, forever, together with all the improvements now or hereafter erected on the property, and all easements, appurtenances, and fixtures now or hereafter a part of the property. All replacements and additions shall also be covered by this Security Instrument. All of the foregoing is referred to in this Security Instrument as the "Property. "

         BORROWER COVENANTS that Borrower is lawfully seized of the estate hereby conveyed and has the right to grant and convey the Property and that the Property is unencumbered, except for encumbrances revealed by the title commitment issued by Chicago Title Insurance Company contemporaneously herewith ("Commitment"). Borrower warrants and will defend generally the title to the Property against all claims and demands, subject to any encumbrances revealed by the Commitment.

         THIS SECURITY INSTRUMENT combines uniform covenants for national use and non-uniform covenants with limited variations by jurisdiction to constitute a uniform security instrument covering real property.

         UNIFORM COVENANTS.  Borrower and Lender covenant and agree as follows:
         1. PAYMENT OF PRINCIPAL, INTEREST, ESCROW ITEMS, PREPAYMENT CHARGES, AND LATE CHARGES. Borrower shall pay when due the principal of, and interest on, the debt evidenced by the Note and any prepayment charges and late charges due under the Note. Payments due under the Note and this Security Instrument shall be made in U. S. currency. However, if any check or other instrument received by Lender as payment under the Note or this Security Instrument is returned to Lender unpaid, Lender may require that any or all subsequent payments due under the Note and this Security Instrument be made in one or more of the following forms, as selected by Lender: (a) cash, (b) money order, (c) certified check, bank check, treasurer's check or cashier's check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality, or entity or (d) Electronic Funds Transfer. Payments are deemed received by Lender when received at the location designated in the Note or at such other location as may be designated by Lender in accordance with the notice provisions in Section 15. Lender may return any payment(s) or partial payment(s) if the payment(s) or partial payments are insufficient to bring the Loan current. If Borrower has breached any covenant or agreement in this Security Instrument and Lender has accelerated the obligations of Borrower hereunder pursuant to Section 22 then Lender may accept any payment(s) or partial payment(s) insufficient to bring the Loan current, without waiver of any rights hereunder or prejudice to its rights to refuse such payment(s) or partial payments in the future, but Lender is not obligated to apply such payments at the time such payments are accepted. If each Periodic Payment is applied as of its scheduled due date, then Lender need not pay interest on unapplied funds. Lender may hold such unapplied funds until Borrower makes payment(s) to bring the Loan current. If Borrower does not do so within a reasonable period of time, Lender shall either apply such funds or return them to Borrower. If not applied earlier, such funds will be applied to the obligations secured hereby immediately prior to foreclosure. No offset or claim which Borrower might have now or in the future against Lender shall relieve Borrower from making payments due under the Note

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and this Security Instrument or performing the covenants and agreements secured by this Security Instrument.
         2. APPLICATION OF PAYMENTS OR PROCEEDS. Except as otherwise described in this Section 2, all payments accepted and applied by Lender shall be applied in the following order of priority: (1) expenses incurred by Lender for which Borrower is responsible hereunder (2) interest due under the Note; (3) principal due under the Note in the following order of priority: (i) Term Note; (ii) Revolver Note; (iii) Kaukauna Note; (iv) New London Note; (v) Shawano Note; (vi) Clintonville Note; (vii) Letter of Credit Notes; (viii) Other Notes; (4) amounts due under Section 3. Such payments shall be applied to each Periodic Payment in the order in which it became due. Any remaining amounts shall be applied first to late charges, second to any other amounts due under this Security Instrument, and then to reduce the principal balance of the Note.
         If Lender receives a payment from Borrower for a delinquent Periodic Payment which includes a sufficient amount to pay any late charge due, the payment may be applied to the delinquent payment and the late charge. If more than one Periodic Payment is outstanding, Lender may apply any payment received from Borrower to the repayment of the Periodic Payments if, and to the extent that, each payment can be paid in full. To the extent that any excess exists after the payment is applied to the full payment of one or more Periodic Payments, such excess may be applied to any late charges due. Voluntary prepayments shall be applied first to any prepayment charges and then as described in the Note.
         Any application of payments, insurance proceeds, or Miscellaneous Proceeds to principal due under the Note shall not extend or postpone the due date, or change the amount, of the Periodic Payments.
         3. FUNDS FOR ESCROW ITEMS. Intentionally Omitted.
         4. CHARGES; LIENS. Borrower shall pay all taxes, assessments, charges, fines, and impositions attributable to the Property which can attain priority over this Security Instrument, leasehold payments or ground rents on the Property, if any, and Community Association Dues, Fees, and Assessments, if any.
         Borrower shall promptly discharge any lien which has priority over this Security Instrument unless Borrower: (a) agrees in writing to the payment of the obligation secured by the lien in a manner acceptable to Lender, but only so long as Borrower is performing such agreement; (b) contests the lien in good faith by, or defends against enforcement of the lien in, legal proceedings which in Lender's opinion operate to prevent the enforcement of the lien while those proceedings are pending, but only until such proceedings are concluded; or (c) secures from the holder of the lien an agreement satisfactory to Lender subordinating the lien to this Security Instrument. If Lender determines that any part of the Property is subject to a lien which can attain priority over this Security Instrument, Lender may give Borrower a notice identifying the lien. Within 10 days of the date on which that notice is given, Borrower shall satisfy the lien or take one or more of the actions set forth above in this
Section 4.
         Lender may require Borrower to pay a one-time charge for a real estate tax verification and/or reporting service used by Lender in connection with this Loan.
         5. PROPERTY INSURANCE. Borrower shall keep the improvements now existing or hereafter erected on the Property insured against loss by fire, hazards included within the term "extended coverage," and any other hazards including, but not limited to, earthquakes and floods, for which Lender requires insurance. This insurance shall be maintained in the

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amounts (including deductible levels) and for the periods that Lender requires.
What Lender requires pursuant to the preceding sentences can change during the term of the Loan. The insurance carrier providing the insurance shall be chosen by Borrower subject to Lender's right to disapprove Borrower's choice, which right shall not be exercised unreasonably. Lender may require Borrower to pay, in connection with this Loan, either: (1) a one-time charge for flood zone determination, certification and tracking services or (2) a one-time charge for flood zone determination and certification services and subsequent charges each time remappings or similar changes occur which reasonably might affect such determination or certification. Borrower shall also be responsible for the payment of any fees imposed by the Federal Emergency Management Agency in connection with the review of any flood zone determination resulting from an objection by Borrower.
         If Borrower fails to maintain any of the coverages described above, Lender may obtain insurance coverage, at Lender's option and Borrower's expense. Lender is under no obligation to purchase any particular type or amount of coverage. Therefore, such coverage shall cover Lender, but might or might not protect Borrower, Borrower's equity in the Property, or the contents of the Property, against any risk, hazard or liability and might provide greater or lesser coverage than was previously in effect. Borrower acknowledges that the cost of the insurance coverage so obtained might significantly exceed the cost of insurance that Borrower could have obtained. Any amounts disbursed by Lender under this Section 5 shall become additional debt of Borrower secured by this Security Instrument. These amounts shall bear interest at the Note rate from the date of disbursement and shall be payable, with such interest, upon notice from Lender to Borrower requesting payment.
         All insurance policies required by Lender and renewals of such policies shall be subject to Lender's right to disapprove such policies, shall include a standard mortgage clause, and shall name Lender as mortgagee and/or as an additional loss payee. Lender shall have the right to hold the policies and renewal certificates. If Lender requires, Borrower shall promptly give to Lender all receipts of paid premiums and renewal notices. If Borrower obtains any form of insurance coverage, not otherwise required by Lender, for damage to, or destruction of, the Property, such policy shall include a standard mortgage clause and shall name Lender as mortgagee and/or as an additional loss payee.
         In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower. Unless Lender and Borrower otherwise agree in writing, any insurance proceeds, whether or not the underlying insurance was required by Lender, shall be applied to restoration or repair of the Property, if the restoration or repair is economically feasible and Lender's security is not lessened. During such repair and restoration period, Lender shall have the right to hold such insurance proceeds until Lender has had an opportunity to inspect such Property to ensure the work has been completed to Lender's satisfaction, provided that such inspection shall be undertaken promptly. Lender may disburse proceeds for the repairs and restoration in a single payment or in a series of progress payments as the work is completed. Unless an agreement is made in writing or Applicable Law requires interest to be paid on such insurance proceeds, Lender shall not be required to pay Borrower any interest or earnings on such proceeds. Fees for public adjusters, or other third parties, retained by Borrower shall not be paid out of the insurance proceeds and shall be the sole obligation of Borrower. If the restoration or repair is not economically feasible or Lender's security would be lessened, the insurance proceeds shall

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be applied to the sums secured by this Security Instrument, whether or not then due, with the excess, if any, paid to Borrower. Such insurance proceeds shall be applied in the order provided for in Section 2.
         If Borrower abandons the Property, Lender may file, negotiate and settle any available insurance claim and related matters. If Borrower does not respond within 30 days to a notice from Lender that the insurance carrier has offered to settle a claim, then Lender may negotiate and settle the claim. The 30-day period will begin when the notice is given. In either event, or if Lender acquires the Property under Section 22 or otherwise, Borrower hereby assigns to Lender (1) Borrower's rights to any insurance proceeds in an amount not to exceed the amounts unpaid under the Note or this Security Instrument, and (2) any other of Borrower's rights (other than the right to any refund of unearned premiums paid by Borrower) under all insurance policies covering the Property, insofar as such rights are applicable to the coverage of the Property. Lender may use the insurance proceeds either to repair or restore the Property or to pay amounts unpaid under the Note or this Security Instrument, whether or not then due.
         6. OCCUPANCY. Intentionally Omitted.
         7. PRESERVATION, MAINTENANCE AND PROTECTION OF THE PROPERTY; INSPECTIONS. Borrower shall not destroy, damage or impair the Property, allow the Property to deteriorate or commit waste on the Property. Borrower shall maintain the Property in order to prevent the Property from deteriorating or decreasing in value due to its condition. Unless it is determined pursuant to
Section 5 that repair or restoration is not economically feasible, Borrower shall promptly repair the Property if damaged to avoid further deterioration or damage. If insurance or condemnation proceeds are paid in connection with damage to, or the taking of, the Property, Borrower shall be responsible for repairing or restoring the Property only if Lender has released proceeds for such purposes. Lender may disburse proceeds for the repairs and restoration in a single payment or in a series of progress payments as the work is completed. If the insurance or condemnation proceeds are not sufficient to repair or restore the Property, Borrower is not relieved of Borrower's obligation for the completion of such repair or restoration.
         Lender or its agent may make reasonable entries upon and inspections of the Property. If it has reasonable cause, Lender may inspect the interior of the improvements on the Property. Lender shall give Borrower notice at the time of or prior to such an interior inspection specifying such reasonable cause.
         8. BORROWER'S LOAN APPLICATION. Intentionally Omitted.
         9. PROTECTION OF LENDER'S INTEREST IN THE PROPERTY AND RIGHTS UNDER THIS SECURITY INSTRUMENT. If (1) Borrower fails to perform the covenants and agreements contained in this Security Instrument, (2) there is a legal proceeding that might significantly affect Lender's interest in the Property and/or rights under this Security Instrument (such as a proceeding in bankruptcy, probate, for condemnation or forfeiture, for enforcement of a lien which may attain priority over this Security Instrument or to enforce laws or regulations), or (3) Borrower has abandoned the Property, then Lender may do and pay for whatever is reasonable or appropriate to protect Lender's interest in the Property and rights under this Security Instrument, including protecting and/or assessing the value of the Property, and securing and/or repairing the Property. Lender's actions can include, but are not limited to, (1) paying any sums secured by a lien which has priority over this Security Instrument, (2) appearing in

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court, and (3) paying reasonable attorneys' fees to protect its interest in the
Property and/or rights under this Security Instrument, including its secured position in a bankruptcy proceeding. Securing the Property includes, but is not limited to, entering the Property to make repairs, change locks, replace or board up doors and windows, drain water from pipes, eliminate building or other code violations or dangerous conditions, and have utilities turned on or off. Although Lender may take action under this Section 9, Lender does not have to do so and is not under any duty or obligation to do so. It is agreed that Lender incurs no liability for not taking any or all actions authorized under this
Section 9.
         Any amounts disbursed by Lender under this Section 9 shall become additional debt of Borrower secured by this Security Instrument. These amounts shall bear interest at the Note rate from the date of disbursement and shall be payable, with such interest, upon notice from Lender to Borrower requesting payment.
         If this Security Instrument is on a leasehold, Borrower shall comply with all the provisions of the lease. If Borrower acquires fee title to the Property, the leasehold and the fee title shall not merge unless Lender agrees to the merger in writing.
         10. MORTGAGE INSURANCE. Intentionally Omitted.
         11. ASSIGNMENT OF MISCELLANEOUS PROCEEDS; FORFEITURE. All Miscellaneous Proceeds are hereby assigned to and shall be paid to Lender.
         If the Property is damaged, such Miscellaneous Proceeds shall be applied to restoration or repair of the Property, if the restoration or repair is economically feasible and Lender's security is not lessened. During such repair and restoration period, Lender shall have the right to hold such Miscellaneous Proceeds until Lender has had an opportunity to inspect such Property to ensure the work has been completed to Lender's satisfaction, provided that such inspection shall be undertaken promptly. Lender may pay for the repairs and restoration in a single disbursement or in a series of progress payments as the work is completed. Unless an agreement is made in writing or Applicable Law requires interest to be paid on such Miscellaneous Proceeds, Lender shall not be required to pay Borrower any interest or earnings on such Miscellaneous Proceeds. If the restoration or repair is not economically feasible or Lender's security would be lessened, the Miscellaneous Proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with the excess, if any, paid to Borrower. Such Miscellaneous Proceeds shall be applied in the order provided for in Section 2.
         In the event of a total taking, destruction, or loss in value of the Property, the Miscellaneous Proceeds shall be applied to the sums secured by this Security Instrument, whether or not then due, with the excess, if any, paid to Borrower.
         In the event of a partial taking, destruction, or loss in value of the Property unless Borrower and Lender otherwise agree in writing, the Miscellaneous Proceeds shall be applied to the sums secured by this Security Instrument whether or not the sums are then due.
         If the Property is abandoned by Borrower, or if, after notice by Lender to Borrower that the Opposing Party (as defined in the next sentence) offers to make an award to settle a claim for damages, Borrower fails to respond to Lender within 30 days after the date the notice is given, Lender is authorized to collect and apply the Miscellaneous Proceeds either to restoration or repair of the Property or to the sums secured by this Security Instrument, whether or not then due. "Opposing Party" means the third party that owes Borrower

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Miscellaneous Proceeds or the party against whom Borrower has a right of action in regard to Miscellaneous Proceeds.
         Borrower shall be in default if any action or proceeding, whether civil or criminal, is begun that, in Lender's judgment, could result in forfeiture of the Property or other material impairment of Lender's interest in the Property or rights under this Security Instrument. Borrower can cure such a default and, if acceleration has occurred, reinstate as provided in Section 19, by causing the action or proceeding to be dismissed with a ruling that, in Lender's judgment, precludes forfeiture of the Property or other material impairment of Lender's interest in the Property or rights under this Security Instrument. The proceeds of any award or claim for damages that are attributable to the impairment of Lender's interest in the Property are hereby assigned and shall be paid to Lender.
         All Miscellaneous Proceeds that are not applied to restoration or repair of the Property shall be applied in the order provided for in Section 2.
         12. BORROWER NOT RELEASED; FORBEARANCE BY LENDER NOT A WAIVER. Extension of the time for payment or modification of amortization of the sums secured by this Security Instrument granted by Lender to Borrower or any Successor in Interest of Borrower shall not operate to release the liability of Borrower or any Successors in Interest of Borrower. Lender shall not be required to commence proceedings against any Successor in Interest of Borrower or to refuse to extend time for payment or otherwise modify amortization of the sums secured by this Security Instrument by reason of any demand made by the original Borrower or any Successors in Interest of Borrower. Any forbearance by Lender in exercising any right or remedy including, without limitation, Lender's acceptance of payments from third persons, entities or Successors in Interest of Borrower or in amounts less than the amount then due, shall not be a waiver of or preclude the exercise of any right or remedy.
         13. JOINT AND SEVERAL LIABILITY; CO-SIGNERS; SUCCESSORS AND ASSIGNS BOUND. Borrower covenants and agrees that Borrower's obligations and liability shall be joint and several. However, any Borrower who co-signs this Security Instrument but does not execute the Note (a "co-signer"): (a) is co-signing this Security Instrument only to mortgage, grant and convey the co-signer's interest in the Property under the terms of this Security Instrument; (b) is not personally obligated to pay the sums secured by this Security Instrument; and
(c) agrees that Lender and any other Borrower can agree to extend, modify, forbear or make any accommodations with regard to the terms of this Security Instrument or the Note without the co-signer's consent.
         Subject to the provisions of Section 18, any Successor in Interest of Borrower who assumes Borrower's obligations under this Security Instrument in writing, and is approved by Lender, shall obtain all of Borrower's rights and benefits under this Security Instrument. Borrower shall not be released from Borrower's obligations and liability under this Security Instrument unless Lender agrees to such release in writing. The covenants and agreements of this Security Instrument shall bind (except as provided in Section 20) and benefit the successors and assigns of Lender.
         14. LOAN CHARGES. Lender may charge Borrower fees for services performed in connection with Borrower's default, for the purpose of protecting Lender's interest in the Property and rights under this Security Instrument, including, but not limited to, attorneys fees, property inspection and valuation fees. In regard to any other fees, the absence of express authority in this Security Instrument to charge a specific fee to Borrower shall not be

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construed as a prohibition on the charging of such fee. Lender may not charge fees that are expressly prohibited by this Security Instrument or by Applicable Law.
         If the Loan is subject to a law which sets maximum loan charges, and that law is finally interpreted so that the interest or other loan charges collected or to be collected in connection with the Loan exceed the permitted limits, then: (a) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (b) any sums already collected from Borrower which exceeded permitted limits will be refunded to Borrower. . Lender may choose to make this refund by reducing the principal owed under the Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment without any prepayment charge (whether or not a prepayment charge is provided for under the Note). Borrower's acceptance of any such refund made by direct payment to Borrower will constitute a waiver of any right of action Borrower might have arising out of such overcharge.
         15. NOTICES. All notices given by Borrower or Lender in connection with this Security Instrument must be in writing. Any notice to Borrower in connection with this Security Instrument shall be deemed to have been given to Borrower one business day after deposit with a national overnight courier service or when actually delivered to Borrower's notice address if sent by other means. Notice to any one Borrower shall constitute notice to all Borrowers unless Applicable Law expressly requires otherwise. The notice address shall be:

         Alterra Healthcare Corporation
         10000 Innovation Drive
         Milwaukee, Wisconsin 53226
         Attention:  Mr. Mark W. Ohlendorf
         Telephone:  (414) 641-7432
         Facsimile:  (414) 789-6182

         with a copy to:

         Alan C. Leet, Esq.
         Rogers & Hardin LLP
         2700 International Tower
         229 Peachtree Street, N.E.
         Atlanta, Georgia 30303
         Telephone:  (404) 522-4700
         Facsimile:  (404) 525-2224

unless Borrower has designated a substitute notice address by notice to Lender. Borrower shall promptly notify Lender of Borrower's change of address. If Lender specifies a procedure for reporting Borrower's change of address, then Borrower shall only report a change of address through that specified procedure. There may be only one designated notice address under this Security Instrument at any one time. Any notice to Lender shall be given by delivering it or by depositing it with a national overnight courier service to Lender's address stated herein unless Lender has designated another address by notice to Borrower. Any notice in connection with this Security Instrument shall be deemed to have been given to

Lender one day after deposit with a national overnight courier service or when actually delivered to Lender's notice address if sent by other means. If any notice required by this Security Instrument is also required under Applicable Law, the Applicable Law requirement will satisfy the corresponding requirement under this Security Instrument.
         16. GOVERNING LAW; SEVERABILITY; RULES OF CONSTRUCTION. This Security Instrument shall be governed by federal law and the law of the jurisdiction in which the Property is located. All rights and obligations contained in this Security Instrument are subject to any requirements and limitations of Applicable Law. Applicable Law might explicitly or implicitly allow the parties to agree by contract or it might be silent, but such silence shall not be construed as a prohibition against agreement by contract. In the event that any provision or clause of this Security Instrument or the Note conflicts with Applicable Law, such conflict shall not affect other provisions of this Security Instrument or the Note which can be given effect without the conflicting provision.
         As used in this Security Instrument: (1) words of the masculine gender shall mean and include corresponding neuter words or words of the feminine gender, (2) words in the singular shall mean and include the plural and vice versa, and (3) the word "may" gives sole discretion without any obligation to take any action.
         17. BORROWER'S COPY. Borrower shall be given one copy of the Note and of this Security Instrument.
         18. TRANSFER OF THE PROPERTY OR A BENEFICIAL INTEREST IN BORROWER. As used in this Section 18, "Interest in the Property" means any legal or beneficial interest in the Property, including, but not limited to, those beneficial interests transferred in a bond for deed, contract for deed, installment sales contract or escrow agreement, the intent of which is the transfer of title by Borrower at a future date to a purchaser.
         If all or any part of the Property or any Interest in the Property is sold or transferred without Lender's prior written consent, Lender may require immediate payment in full of all sums secured by this Security Instrument. However, this option shall not be exercised by Lender if such exercise is prohibited by federal law.
         If Lender exercises this option, Lender shall give Borrower notice of acceleration. The notice shall provide a period of not less than 30 days from the date the notice is given in accordance with Section 15 within which Borrower must pay all sums secured by this Security Instrument. If Borrower fails to pay these sums prior to the expiration of this period, Lender may invoke any remedies permitted by this Security Instrument without further notice or demand on Borrower.
         19. BORROWER'S RIGHT TO REINSTATE AFTER ACCELERATION. If Borrower meets certain conditions, Borrower shall have the right to have enforcement of this Security Instrument discontinued at any time prior to the earliest of: (i) five days before sale of the Property pursuant to any power of sale contained in this Security Instrument; (ii) such other period as Applicable Law might specify for the termination of Borrower's right to reinstate; or (iii) entry of a judgment enforcing this Security Instrument. Those conditions are that Borrower: (a) pays Lender all sums which then would be due under this Security Instrument and the Note as if no acceleration had occurred; (b) cures any default of any other covenants or agreements; (c) pays all expenses incurred in enforcing this Security Instrument, including, but not limited to, reasonable attorneys' fees, property inspection and valuation fees, and other fees incurred for the purpose of protecting Lender's interest in the Property and rights under this Security

Instrument; and (d) takes such action as Lender may reasonably require to assure that Lender's interest in the Property and rights under this Security Instrument, and Borrower's obligation to pay the sums secured by this Security Instrument, shall continue unchanged. Lender may require that Borrower pay such reinstatement sums and expenses in one or more of the following forms, as selected by Lender: (a) cash, (b) money order, (c) certified check, bank check, treasurer's check or cashier's check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality or entity or (d) Electronic Funds Transfer. Upon reinstatement by Borrower, this Security Instrument and obligations secured hereby shall remain fully effective as if no acceleration had occurred. However, this right to reinstate shall not apply in the case of acceleration under Section 18.
         20. SALE OF NOTE; CHANGE OF LOAN SERVICER; NOTICE OF GRIEVANCE. Intentionally Omitted.
         Neither Borrower nor Lender may commence, join, or be joined to any judicial action (as either an individual litigant or the member of a class) that arises from the other party's actions pursuant to this Security Instrument or that alleges that the other party has breached any provision of, or any duty owed by reason of, this Security Instrument, until such Borrower or Lender has notified the other party (with such notice given in compliance with the requirements of Section 15) of such alleged breach and afforded the other party hereto a reasonable period after the giving of such notice to take corrective action. If Applicable Law provides a time period which must elapse before certain action can be taken, that time period will be deemed to be reasonable for purposes of this paragraph. The notice of acceleration and opportunity to cure given to Borrower pursuant to Section 22 and the notice of acceleration given to Borrower pursuant to Section 18 shall be deemed to satisfy the notice and opportunity to take corrective action provisions of this Section 20.
         21. HAZARDOUS SUBSTANCES. As used in this Section 21: (1) "Hazardous Substances" are those substances defined as toxic or hazardous substances, pollutants, or wastes by Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials; (2) "Environmental Law" means federal laws and laws of the jurisdiction where the Property is located that relate to health, safety or environmental protection; (3) "Environmental Cleanup" includes any response action, remedial action, or removal action, as defined in Environmental Law and (4) an "Environmental Condition" means a condition that can cause, contribute to, or otherwise trigger an Environmental Cleanup.
         Borrower shall not cause or permit the presence, use, disposal, storage, or release of any Hazardous Substances, or threaten to release any Hazardous Substances, on or in the Property. Borrower shall not do, nor allow anyone else to do, anything affecting the Property (1) that is in violation of any Environmental Law, (2) which creates an Environmental Condition or (3) which, due to the presence, use, or release of a Hazardous Substance, creates a condition that adversely affects the value of the Property. The preceding two sentences shall not apply to the presence, use, or storage on the Property of small quantities of Hazardous Substances that are generally recognized to be appropriate to normal residential uses and to maintenance of the Property (including, but not limited to, hazardous substances in consumer products).

         Borrower shall promptly give Lender written notice of (1) any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Property and any Hazardous Substance or Environmental Law of which Borrower has actual knowledge; (2) any Environmental Condition, including but not limited to, any spilling, leaking, discharge, release or threat of release of any Hazardous Substance, and (3) any condition caused by the presence, use or release of a Hazardous Substance which adversely affects the value of the Property. If Borrower learns, or is notified by any governmental or regulatory authority, or any private party, that any removal or other remediation of any Hazardous Substance affecting the Property is necessary, Borrower shall promptly take all necessary remedial actions in accordance with Environmental Law. Nothing herein shall create any obligation on Lender for an Environmental Cleanup.

         NON UNIFORM COVENANTS. Borrower and Lender further covenant and agree as follows:
         22. ACCELERATION; REMEDIES. LENDER SHALL GIVE NOTICE TO BORROWER PRIOR TO ACCELERATION FOLLOWING BORROWER'S BREACH OF ANY COVENANT OR AGREEMENT IN THIS SECURITY INSTRUMENT (BUT NOT PRIOR TO ACCELERATION UNDER SECTION 18 UNLESS APPLICABLE LAW PROVIDES OTHERWISE). THE NOTICE SHALL SPECIFY: (A) THE DEFAULT;
(B) THE ACTION REQUIRED TO CURE THE DEFAULT; (C) A DATE, NOT LESS THAN 30 DAYS FROM THE DATE THE NOTICE IS GIVEN TO BORROWER, BY WHICH THE DEFAULT MUST BE CURED; AND (D) THAT FAILURE TO CURE THE DEFAULT ON OR BEFORE THE DATE SPECIFIED IN THE NOTICE MAY RESULT IN ACCELERATION OF THE SUMS SECURED BY THIS SECURITY INSTRUMENT AND SALE OF THE PROPERTY. THE NOTICE SHALL FURTHER INFORM BORROWER OF THE RIGHT TO REINSTATE AFTER ACCELERATION AND THE RIGHT TO ASSERT IN THE FORECLOSURE PROCEEDING THE NON-EXISTENCE OF A DEFAULT OR ANY OTHER DEFENSE OF BORROWER TO ACCELERATION AND SALE. IF THE DEFAULT IS NOT CURED ON OR BEFORE THE DATE SPECIFIED IN THE NOTICE, LENDER AT ITS OPTION MAY REQUIRE IMMEDIATE PAYMENT IN FULL OF ALL SUMS SECURED BY THIS SECURITY INSTRUMENT WITHOUT FURTHER DEMAND AND MAY INVOKE THE POWER OF SALE AND ANY OTHER REMEDIES PERMITTED BY APPLICABLE LAW. LENDER SHALL BE ENTITLED TO COLLECT ALL EXPENSES INCURRED IN PURSUING THE REMEDIES PROVIDED IN THIS SECTION 22, INCLUDING, BUT NOT LIMITED TO, REASONABLE ATTORNEYS' FEES AND COSTS OF TITLE EVIDENCE.
         IF LENDER INVOKES THE POWER OF SALE, AND IF IT IS DETERMINED IN A HEARING HELD IN ACCORDANCE WITH APPLICABLE LAW THAT TRUSTEE CAN PROCEED TO SALE, TRUSTEE SHALL TAKE SUCH ACTION REGARDING NOTICE OF SALE AND SHALL GIVE SUCH NOTICES TO BORROWER AND TO OTHER PERSONS AS APPLICABLE LAW MAY REQUIRE. AFTER THE TIME REQUIRED BY APPLICABLE LAW AND AFTER PUBLICATION OF THE NOTICE OF SALE, TRUSTEE, WITHOUT DEMAND ON BORROWER, SHALL SELL THE PROPERTY AT PUBLIC AUCTION TO THE HIGHEST BIDDER AT THE TIME AND PLACE AND UNDER THE TERMS DESIGNATED IN THE NOTICE OF SALE IN ONE OR MORE PARCELS AND IN ANY ORDER TRUSTEE DETERMINES. LENDER OR ITS DESIGNEE MAY PURCHASE THE PROPERTY AT ANY SALE.
         TRUSTEE SHALL DELIVER TO THE PURCHASER TRUSTEE'S DEED CONVEYING THE PROPERTY WITHOUT ANY COVENANT OR WARRANTY, EXPRESSED OR IMPLIED. THE RECITALS IN THE TRUSTEE'S DEED SHALL BE PRIMA FACIE EVIDENCE OF THE TRUTH OF THE STATEMENTS MADE THEREIN. TRUSTEE SHALL APPLY THE PROCEEDS OF THE SALE IN THE FOLLOWING
ORDER: (A) TO ALL EXPENSES OF THE SALE, INCLUDING, BUT NOT LIMITED TO, TRUSTEE'S FEES OF TWO PERCENT (2)% OF THE GROSS SALE PRICE; (B) TO ALL SUMS SECURED BY THIS SECURITY INSTRUMENT; AND (C) ANY EXCESS TO THE PERSON OR

PERSONS LEGALLY ENTITLED TO IT. THE INTEREST RATE SET FORTH IN THE NOTE SHALL APPLY WHETHER BEFORE OR AFTER ANY JUDGMENT ON THE INDEBTEDNESS EVIDENCED BY THE NOTE.
         23. RELEASE. Upon payment of all sums secured by this Security Instrument, Lender or Trustee shall cancel this Security Instrument. If Trustee is requested to release this Security Instrument, all notes evidencing debt secured by this Security Instrument shall be surrendered to Trustee. Borrower shall pay any recordation costs. Lender may charge Borrower a fee for releasing this Security Instrument, but only if the fee is paid to a third party for services rendered and the charging of the fee is permitted under Applicable Law. Lender shall request or provide, as applicable, a reconveyance or release or reconveyances or releases of the Property upon the receipt of principal payments as provided in the Loan Agreement given in connection with the Revolver Note.
         24. SUBSTITUTE TRUSTEE. Lender may from time to time remove Trustee and appoint a successor trustee to any Trustee appointed hereunder by an instrument recorded in the county in which this Security Instrument is recorded. Without conveyance of the Property, the successor trustee shall succeed to all the title, power and duties conferred upon Trustee herein and by Applicable Law.
         25. ATTORNEY'S FEES. Attorneys' fees must be reasonable.
         26. CONFLICTING TERMS. To the extent the terms hereof conflict with the terms of the Note the terms of the Note shall control.

         BY SIGNING UNDER SEAL BELOW, Borrower accepts and agrees to the terms and covenants contained in this Security Instrument and in any rider(s) executed by Borrower and recorded with it.



                                                Alterra Healthcare Corporation,
                                                a Delaware Corporation



                                                By:
                                                     ---------------------------
                                                     Mark W. Ohlendorf
                                                     Senior Vice President




STATE OF WISCONSIN)
COUNTY OF WAUKESHA)


         I,                                     , a Notary Public of said County
           -------------------------------------
and State, certify that MARK W. OHLENDORF personally appeared before me this day and acknowledged that he is Senior Vice President of Alterra Healthcare

Corporation, a Delaware corporation, and that being authorized to do so,

executed the foregoing on behalf of the corporation.

         Witness my hand and official stamp or seal, this       day of August,
                                                         ------
         2000.

         My commission expires:                                 Notary Republic
                               ---------------  ---------------
                                                    [SEAL]

                                      Printed Name:
                                                   -----------------------------

                                    EXHIBIT A
                           GREENVILLE, NORTH CAROLINA


Located in Pitt County, North Carolina:

That certain tract or parcel of land lying and being situated in Greenville, Pitt County, North Carolina, and being more particularly described as follows:

BEING Lot 1, Block "H" of Lynndale East, Section 8, as shown on the map of the same dated August 13, 1997, prepared by Rivers and Associates, Inc., and recorded in Map Book 49, Page 5, in the Office of Pitt County Register of Deeds, to which map reference is hereby made for a more complete and accurate description of the subject property.






                                      A-1